                                                                     EXHIBIT 1.1

                                                                          [LOGO]
                                                                    THE HARTFORD

July 30, 2009

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

RE: SEPARATE ACCOUNT VL II
    HARTFORD LIFE INSURANCE COMPANY
    FILE NO. 333-155096

Dear Sir/Madam:

I have acted as Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company Separate Account VL II (the "Account") in connection with the registration of an indefinite amount of securities in the form of flexible premium variable life insurance policies (the Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form N-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Jerry K. Scheinfeldt
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Jerry K. Scheinfeldt
Assistant Vice President and Assistant General Counsel